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                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                            Date of Report
                           February 6, 2001


               ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
        (Exact name of registrant as specified in its charter)


                               Florida
            (State or other jurisdiction of incorporation)


      000-30392                                   N/A
(Commission File No.)                        (IRS Employer ID)



                      250 Shields Court, Unit #3
                   Markham, Ontario, Canada L3R 9W7
        (Address of principal executive offices and Zip Code)



                            (905) 947-9923
         (Registrant's telephone number, including area code)










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ITEM 1.   CHANGE IN CONTROL OF THE REGISTRANT

     On January 11, 2001 the Company issued 1,000,000 shares of common stock to Robert Marino and 1,000,000 shares of common stock to Duane Gulick. The shares were issued pursuant to the acquisition of certain assets described in Item 2 of this report. After the issuance of said shares Messrs Marino and Gulick each owned 3% of the Company's outstanding shares of common stock. The Company agreed to take the necessary steps to cause Mr. Marino to be elected to the Company's Board of Director.

ITEM 2.   ACQUISITION OF PROPERTY

     On January 11, 2001, the Company acquired assets used in the business of Applied Diesel Technology Inc. ("ADT") pursuant to the terms of a Purchase Letter of Intent. The assets consist of:

1.   Office furniture and equipment;
2.   One motor vehicle;
3.   Equipment related to emissions testing;
4.   Equipment relating to metal fabricating;
5.   Equipment relating to laboratory and manufacturing;
6.   Equipment relating to shipping and receiving;
7.   Facilities equipment;
8.   Inventory;
9.   Intellectual property.

     The assets were transferred free and clear of all liens or encumbrances. The Company did not assume any liabilities of ADT, other than those expressly to between the parties, which included the lease of the Pennsylvania ADT location. The consideration for the purchase of said assets was:

1.   $200,000 paid to Robert Marino;
2.   $200,000 paid to Duane Gulick;
3. $50,000 to be paid to Robert Marino one year from the date of closing;
4. $50,000 to be paid to Duane Gulick one year from the date of closing;
5.   1,000,000 restricted shares of common stock issued to Robert
     Mario;
6.   1,000,000 restricted shares of common stock issued to Duane
     Gulick

     Messrs Marino and Gulick are officers and directors of ADT. The Company has agreed to take steps to appoint Mr. Marino to the Company's Board of Directors.







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     The amount of consideration paid was determined through arm's length negotiations between the parties. The Company is also obligated to pay up to $20,000 towards the legal expenses of ADT and Messrs Marino and Gulick.

     There was no material relationship between the Company or its officers and directors and ADT and its officers and directors.

     The source of the funds paid by the Company was from its cash.

     ADT was engaged in the business of research and development, and emissions testing, for a variety of catalytic converter for both diesel and unleaded engine applications. The Company intends to the use the assets acquired to initiate a similar business, especially in the sales and marketing of the present ADT technology, in addition to the amalgamation of the companies two different technologies.

     In addition to the foregoing, the Company entered into consulting agreements with Robert Marino and Duane Gulick.

     Under the terms of the consulting agreement with Mr. Marino, Mr. Marino will provide consulting services related to managerial services; advise relating to production, distribution, sales and promotion; labor negotiations; contract negotiations; financial services; and other consulting services at the parties agree upon. The Company will pay Marino $75,000 per year and will be issued an option to acquire up to 500,000 free trading shares of the Company's common stock at $0.01 per share. If the shares of the Company have not reached a value of $4.00 per share at any time on or before December 31, 2001, Marino shall have the option to request the additional shares of common stock set forth below at an option exercise price of $0.01 per share on or before the earlier of one day before any change of control of the Company or September 30, 2002, which ever is earlier:

1. if the Company's share value reaches between $3.50 and $3.99 per share on or before December 31, 2001, Mario may request an option on 250,000 additional shares of common stock;
2. if the Company's share value does not reach $3.50 per shares on or before December 31, 2001, Mario may request an option on an additional 500,000 additional shares of common stock.

     Under the terms of the consulting agreement with Mr. Gulick,
Mr. Gulick will provide consulting services related to managerial services; advise relating to production, distribution, sales and promotion; labor negotiations; contract negotiations; financial services; and other consulting services at the parties agree upon.
The Company will pay Gulick $50,000 per year and will be issued an option to acquire up to 500,000 free trading shares of the Company's common stock at $0.01 per share. If the shares of the Company have not reached a value of $4.00 per share at any time on or before December 31, 2001, Gulick shall have the option to request the additional shares of common stock set forth below at an option exercise price of $0.01 per share on or before the earlier of one day before any change of control of the Company or September 30, 2002, which ever is earlier:
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1.   if the Company's share value reaches between $3.50 and $3.99 per share on or before December 31, 2001, Gulick may request an option on 250,000 additional shares of common stock;
2. if the Company's share value does not reach $3.50 per shares on or before December 31, 2001, Gulick may request an option on an additional 500,000 additional shares of common stock.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

     Financial statements required by Item 7 of this Form 8-K will be provided within 60 days of the date this report was due at the SEC.

Exhibits

10.1 Purchase Letter of Intent ADT.

10.2 Consulting Agreement with Robert Mario.

10.3 Consulting Agreement with Duane Gulick.

10.4 Assignment of Office Lease.

10.5 Assignment of License Agreement.

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                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.



                         BY:  /s/ Bengt Odner, President

DATED: March 2, 2001